Exhibit 99.1

ACTIVIDENTITY REPORTS SECOND QUARTER FISCAL 2010

FINANCIAL RESULTS

FREMONT, Calif., May 6, 2010 — ActivIdentity Corporation (NASDAQ: ACTI), a global leader in credential management and strong authentication, reported revenue for the quarter ended March 31, 2010, of $14.2 million, compared to $16.1 million for the quarter ended March 31, 2009, and $14.7 million for the quarter ended December 31, 2009.

ActivIdentity’s net loss for the quarter ended March 31, 2010, was ($4.0) million, or ($0.08) per basic and diluted share, compared to a net loss of ($2.8) million, or ($0.06) per basic and diluted share for the three months ended March 31, 2009.  Net loss for the quarter ended March 31, 2010, was negatively impacted by $0.6 million in foreign exchange losses and $0.5 million write-down of auction rate securities.

ActivIdentity’s operating loss was ($3.0) million for the quarter ended March 31, 2010 compared to an operating loss of ($1.7) million for the quarter ended March 31, 2009, and ($2.9) million for the quarter ended December 31, 2009.  Adjusted EBITDA was ($1.0) million for the quarter ended March 31, 2010, a decrease of $1.7 million compared to the quarter ending March 31, 2009, and an increase of $0.2 million compared to the quarter ending December 31, 2009. General and administrative expenses in the quarter ending March 31, 2010 included significant legal expenses related to intellectual property litigation.  Adjusted EBITDA is a Non-GAAP measure and is defined as Operating Income (Loss) adjusted for non-recurring and non-cash items such as stock-based compensation expense, depreciation, amortization of intangibles, severance and asset impairments.

“The economic climate remains challenging and our financial results for the first two fiscal quarters reflect the softer demand that we experienced in certain markets for some of our products.  We have managed our expenses exceptionally well and we believe that our fiscal 2010 will show an increase in profitability and modest growth in revenue compared to fiscal 2009,” said Grant Evans, chief executive officer and chairman of ActivIdentity.  “We believe that the security and compliance market will outpace the total I.T. market growth rate over time.  Our focus has been on improving our operations and sales execution and we are confident that we will see gradual improvement.”

Financial Highlights

GAAP RESULTS

	Three Months Ended			Six Months Ended
	Mar. 31	Dec. 31	Mar. 31	Mar. 31	Mar. 31
(In Millions, except Per Share Data)	2010	2009	2009	2010	2009
Revenues	$14.2	$14.7	$16.1	$28.9	$32.4
Net Loss	$(4.0)	$(0.3)	$(2.8)	$(4.3)	$(7.4)
Loss Per Share - Basic	$(0.08)	$(0.01)	$(0.06)	$(0.09)	$(0.16)
Loss Per Share - Diluted	$(0.08)	$(0.01)	$(0.06)	$(0.09)	$(0.16)

NON-GAAP RESULTS
Adjusted EBITDA	$(1.0)	$(1.2)	$0.7	$(2.2)	$0.9

ActivIdentity is presenting non-GAAP numbers in this press release as it believes the one-time charges for non-recurring items and the non-cash charges distort the period to period results and that investors will benefit from the comparison of information from period to period without these items.  Please refer to the GAAP to non-GAAP reconciliation table for further detail.  Certain financial results are subject to the application of accounting estimates, especially with regards to fair value accounting.  Management has used what it believes to be appropriate valuation techniques to assess the fair value of impaired investments and the fair value of undelivered elements in multi-element software arrangements.

Conference Call Details

ActivIdentity will host its Fiscal Second Quarter conference call on Thursday, May 6, at 5:00 PM Eastern Standard Time / 2:00 PM Pacific Standard Time.

To access the conference call within the U.S. or Canada, please dial (866) 393-1796 and enter conference ID 69251524. To access the conference call outside the U.S. or Canada please dial (706) 679-9681 and enter conference ID 69251524.

A replay of the conference call will be available approximately two hours after the conclusion of the call at www.actividentity.com.

About ActivIdentity

ActivIdentity Corporation is a global leader in credential management and strong authentication, providing solutions to confidently establish a person’s identity when interacting digitally. For more than two decades the company’s experience has been leveraged by security-minded organizations in large-scale deployments such as the U.S. Department of Defense, Nissan, and Saudi Aramco. The company’s customers have issued more than 100 million credentials, securing the holder’s digital identity. ActivIdentity is headquartered in Silicon Valley, California. For more information, visit www.actividentity.com.

# # #

ActivIdentity is a registered trademark in the United States and/or other countries. All other trademarks are the property of their respective owners in the United States and/or other countries.

Safe Harbor Statement

The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties including, but not limited to, statements regarding ActivIdentity’s ability to achieve its fiscal year guidance and continued customer acceptance of its products.  These risks and uncertainties include risks relating to uncertainty in the economy and its impact on customer deployments of our products, customer adoption of ActivIdentity’s new products, continued expense reductions from ActivIdentity’s various restructuring and cost control measures, changes to our management team, the use of estimates and assumptions in our financial reporting, and other risks identified under the caption “Risk Factors” in our most recent

Annual Report on Form 10-K, and as may be amended  in subsequent Quarterly Reports on Form 10-Q, which are filed with the United States Securities and Exchange Commission (SEC). Copies of these filings are available from us and on the SEC website at www.sec.gov. Actual results, events and performance may differ materially from our forward-looking statements and final results may vary from our preliminary reports. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  ActivIdentity disclaims any intention to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Press Contact:

Torsten George

VP Marketing

+1 510-745-6310

tgeorge@actividentity.com

Investor Contact:

Jacques Kerrest

Chief Financial Officer

+1 510-574-1792

jkerrest@actividentity.com

ACTIVIDENTITY CORPORATION

CONDENSED CONSOLIDATED UNAUDITED BALANCE SHEETS

(In thousands)

	March 31,	September 30,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$65,588	$75,624
Marketable Securities	12,873	3,100
Accounts receivable, net	14,540	13,983
Inventory	698	701
Prepaid and other current assets	1,632	556
Total current assets	95,331	93,964
Restricted cash	1,839	1,746
Investments	—	11,752
Property and equipment, net	2,041	2,353
Intangible assets, net	10,223	1,842
Goodwill	9,416	—
Other long-term assets	727	2,920
Total assets	$119,577	$114,577
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,178	$1,853
Accrued compensation and related benefits	5,022	5,507
Accrued and other current liabilities	3,359	4,135
Current portion of deferred revenue	11,481	12,574
Total current liabilities	22,040	24,069
Other long-term liabilities	3,783	2,261
Total liabilities	25,823	26,330

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value: 10,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value: 75,000,000 shares authorized, 48,082,422 and 45,866,110 issued and outstanding as of March 31, 2010 and September 30, 2009, respectively	46	46
Additional paid-in capital	436,380	429,105
Accumulated deficit	(332,911)	(328,599)
Accumulated other comprehensive loss	(10,068)	(12,616)
Total ActivIdentity stockholder’s equity	93,447	87,936
Non-controlling interest	307	311
Total stockholders’ equity	93,754	88,247
Total liabilities and stockholders’ equity	$119,577	$114,577

ACTIVIDENTITY CORPORATION

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2010	2009	2010	2009
Revenue:
Software	6,055	6,207	11,184	11,517
Hardware	2,593	4,148	6,701	8,951
Service	5,586	5,775	11,011	11,963
Total revenue	14,234	16,130	28,896	32,431

Cost of revenue:
Software	394	1,142	846	2,181
Hardware	1,352	2,138	3,474	4,559
Service	2,160	1,891	4,209	3,983
Amortization of developed technology and patents	263	593	446	1,186
Total cost of revenue	4,169	5,764	8,975	11,909
Gross profit	10,065	10,366	19,921	20,522

Operating expenses:
Sales and marketing	4,401	5,294	8,834	10,304
Research and development	4,105	3,505	8,184	8,292
General and administration	4,615	3,204	8,778	6,631
Restructuring expense (net of recoveries)	(356)	—	(356)	—
Amortization of other intangible assets	311	41	363	82
Total operating expenses	13,076	12,044	25,803	25,309
Loss from operations	(3,011)	(1,678)	(5,882)	(4,787)
Other income (expense), net	(962)	(475)	1,712	(1,981)
Loss before income tax and non-controlling interest	(3,973)	(2,153)	(4,170)	(6,768)
Income tax expense	47	624	149	653
Net loss	(4,020)	(2,777)	(4,319)	(7,421)
Less: net loss attributable to non-controlling interest	7	5	8	104
Net loss attributable to ActivIdentity stockholders	(4,013)	(2,772)	(4,311)	(7,317)

Basic and diluted net loss per share	(0.08)	(0.06)	(0.09)	(0.16)
Shares used to compute basic and diluted net loss per share	47,639	45,798	46,743	45,792

ACTIVIDENTITY CORPORATION

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended March 31,
	2010	2009
Cash flows from operating activities:
Net loss	$(4,311)	$(7,317)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Gain on sale of investments	(2,382)	—
Stock-based compensation expense	1,953	1,631
Amortization of developed technology and patents	446	1,186
Amortization of other intangible assets	363	82
Unrealized foreign exchange gain	716	2,831
Depreciation and amortization of fixed assets	550	691
Loss on disposal of property and equipment	—	59
Non-controlling interest in ActivIdentity Europe S.A.	(8)	(104)
Changes in assets and liabilities, net of assets acquired and liabilities assumed in a business combination:
Accounts receivable	(165)	(1,472)
Inventories	(115)	611
Prepaid and other current assets	1,568	(2,453)
Accounts payable	191	(140)
Accrued compensation and related benefits	(557)	292
Accrued and other liabilities	(1,380)	637
Deferred revenue	607	2,663
Long-term income taxes receivable	—	2,693
Net cash provided by (used in) operating activities	(2,524)	1,890

Cash flows from investing activities:
Acquisition, net of cash acquired	(12,751)	—
Proceeds from sales of investments	5,586	—
Purchases of property and equipment	(272)	(108)
Other long-term assets	80	(1)
Proceeds from sales and maturities of marketable securities	—	6,125
Restricted cash	—	(1,340)
Net cash provided by (used in) investing activities	(7,357)	4,676

Cash flows from financing activities	—	—

Effect of exchange rate changes on cash and cash equivalents	(155)	(254)
Net increase (decrease) in cash and cash equivalents	(10,036)	6,312
Cash and cash equivalents, beginning of period	75,624	70,173
Cash and cash equivalents, end of period	$65,588	$76,485

Supplemental Financial Measures — Adjusted EBITDA

In this press release and our related earnings conference call, we intend to provide investors with a better understanding of operating results and underlying trends to assess our performance and liquidity.  We evaluate our operating performance based on several measures, including the non-GAAP financial measure of Adjusted EBITDA (defined as Operating Income adjusted for non-recurring and non-cash items such as stock-based compensation expenses, depreciation, amortization of intangibles, severance and asset impairments).  We believe Adjusted EBITDA is a useful supplemental financial measure for investors because it facilitates investors’ ability to evaluate the operational strength of the company’s business.  Adjusted EBITDA, however, is not calculated in accordance with GAAP and should not be considered a substitute for net income (loss) as an indicator of operating performance.  A reconciliation of Adjusted EBITDA to operating income (loss) from continuing operations is presented below.

ActivIdentity Corporation

Unaudited Reconciliation from GAAP Operating Income (Loss) to Adjusted EBITDA

(In thousands)

	Three Months Ended			Six Months Ended
	Mar. 31	Dec. 31	Mar. 31	Mar. 31	Mar. 31
	2010	2009	2009	2010	2009
Operating Income (Loss)	$(3,011)	$(2,871)	$(1,678)	$(5,882)	$(4,787)

Add back depreciation expense	275	275	316	550	691

Add back amortization expense	574	235	634	809	1,268
Add back stock compensation expense	1,115	838	740	1,953	1,631

Add back severance expense	423	277	639	700	2,139
Add back restructuring related expense	(356)	0	0	(356)	0

Adjusted EBITDA	$(980)	$(1,246)	$651	$(2,226)	$942

Supplemental Financial Measures — Non-GAAP Results

This press release contains non-GAAP financial measures. The following table reconciles the non-GAAP financial measures in the press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP).  These non-GAAP measures include non-GAAP costs of revenue, operating expenses, other expenses, net loss and net loss per share amounts.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, GAAP financial measures, which should be considered as the primary financial metrics for evaluating our financial performance. Significantly, non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures.  They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP.  Our non-GAAP financial measures differ from GAAP measures with the same names, may vary over time, and may differ from non-GAAP financial measures with the same or similar names used by other companies.  Accordingly, investors should exercise caution when evaluating our non-GAAP financial measures.

Despite these limitations, we believe our non-GAAP financial measures provide meaningful supplemental information about our operating results, primarily because they exclude goodwill and investment impairments as well as costs and expenses that we do not believe are indicative of the ongoing operating performance of our business and our senior management.  Although these items should properly be considered in our GAAP financial measures, we believe they should be excluded when evaluating our current operating performance.  The non-GAAP financial measures disclosed in the accompanying press release are used by our Board of Directors and senior management to evaluate our current operating performance, are used in evaluating the performance of our senior management, and are used in our budget and planning processes.  We believe that our non-GAAP financial measures are helpful to investors by facilitating comparisons of our current and prior operating results and by facilitating comparisons of our operating results with those of other software companies.

Unaudited Reconciliation from GAAP to Non-GAAP Expenses

(In thousands)

	Three Months Ended			Six Months Ended
	Mar. 31	Dec. 31	Mar. 31	Mar. 31	Mar. 31
	2010	2009	2009	2010	2009
COST OF REVENUE (GAAP)	$4,169	$4,806	$5,764	$8,975	$11,909
Subtract depreciation expense	(11)	(13)	(19)	(24)	(41)
Subtract amortization expense	(263)	(183)	(593)	(446)	(1,186)
Subtract stock-based compensation expense	(47)	(40)	(38)	(87)	(94)
Subtract severance expense	(40)	0	(11)	(40)	(17)

COST OF REVENUE (NON-GAAP)	3,808	4,570	5,103	8,378	10,571

OPERATING EXPENSES
Sales & Marketing (GAAP)	$4,401	$4,433	$5,294	$8,834	$10,304
Subtract depreciation expense	(21)	(23)	(32)	(44)	(70)
Subtract stock-based compensation expense	(116)	(127)	(164)	(243)	(317)
Subtract severance expense	(79)	(162)	(515)	(241)	(1,153)

Sales & Marketing (Non-GAAP)	4,185	4,121	4,583	8,306	8,764

Research & Development (GAAP)	$4,105	$4,079	$3,505	$8,184	$8,292
Subtract depreciation expense	(30)	(35)	(45)	(65)	(99)
Subtract stock-based compensation expense	(220)	(199)	(176)	(419)	(456)
Subtract severance expense	(71)	(11)	0	(82)	(779)

Research & Development (Non-GAAP)	3,784	3,834	3,284	7,618	6,958

General & Administration (GAAP)	$4,615	$4,163	$3,204	$8,778	$6,631
Subtract depreciation expense	(213)	(204)	(220)	(417)	(481)
Subtract stock-based compensation expense	(732)	(472)	(362)	(1,204)	(764)
Subtract severance expense	(233)	(104)	(113)	(337)	(190)

General & Administration (Non-GAAP)	3,437	3,383	2,509	6,820	5,196

Amortization of intangibles expense	311	52	41	363	82
Subtract amortization expense	(311)	(52)	(41)	(363)	(82)

Restructuring related expenses	(356)	0	0	(356)	0
Subtract restructuring related expense	356	0	0	356	0

OPERATING EXPENSES (GAAP)	$13,076	$12,727	$12,044	$25,803	$25,309
OPERATING EXPENSES (Non-GAAP)	$11,406	$11,338	$10,376	$22,744	$20,918

Discussion of Specific Items Excluded from Non-GAAP Financial Measures

We exclude the below items in our non-GAAP financial measures because we believe they are not closely related to the ongoing operating performance of our business and management and are generally excluded from our budget and planning process.  In addition, we believe our non-GAAP financial measures are helpful to investors by facilitating comparisons of our operating results over different time periods and by facilitating comparisons of our financial performance with that of other companies. Except for costs and expenses related to restructuring and severance, these items are non-cash and do not affect cash flows.

1.               Amortization of acquired intangible assets — In accordance with GAAP, we amortize intangible assets acquired in connection with acquisitions over the estimated useful lives of the assets.  We exclude these amortization costs in our non-GAAP financial measures because they (i) result from prior acquisitions, rather than the ongoing operating performance of our business, and (ii) absent additional acquisitions, are expected to decline over time as the remaining carrying amounts of these assets are amortized.  We believe excluding these costs helps investors compare our financial performance with that of other companies with different acquisition histories.  However, as with impairment charges, we recognize that amortization costs provide a helpful measure of the financial impact and performance of prior acquisitions and investors should consider our non-GAAP financial measures in conjunction with our GAAP financial results that include amortization costs.

2.               Stock-based compensation — We exclude stock-based compensation expense associated with stock options and restricted stock units granted to employees and non-executive directors in our non-GAAP financial measures.  While stock based compensation is a significant component of our expenses, we believe that investors wish to be able to exclude the effects of stock based compensation expenses in comparing our financial performance with that of other companies.

3.               Restructuring and severance — We exclude restructuring and severance in our non-GAAP financial measures because these costs are unrelated to our ongoing operations.  We believe excluding restructuring and severance expenses help investors compare our operating performance with that of other companies.  We recognize, however, that restructuring and severance will impact cash flows and that we and investors should carefully consider the impact of these costs on future cash flows.

4.               Depreciation expenses — We exclude depreciation expenses in our non-GAAP financial measures because these costs are non-cash charges.  Depreciation is an amortization of the original cost of a fixed asset upon acquisition.